CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Boston Restaurant Associates, Inc.
Saugus, Massachusetts

     We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated July 2, 1997, relating to the consolidated financial statements of Boston Restaurant Associates, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended April 27, 1997.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                                  BDO Seidman, LLP


Boston, Massachusetts
February 23, 1998